Exhibit 3.85

ARTICLES OF INCORPORATION

OF

ADESA SALVAGE, INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I.

Name

The name of the Corporation is ADESA Salvage, Inc.

ARTICLE II.

Purposes

The purposes for which the Corporation is formed are to engage in the business of automobile salvage, and to transact any and all lawful business for which corporations may be incorporated under the Act.

ARTICLE III.

Shares

Section 3.1 Number. The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares.

Section 3.2 Classes. There shall be one (1) class of shares of the Corporation, which shall be designated as “Common Shares”.

ARTICLE IV.

Registered Office and Registered Agent

Section 4.1 Registered Office. The street address of the Corporation’s initial registered office is 310 East 96th Street, Suite 400, Indianapolis, Indiana 46240.

Section 4.2 Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Karen C. Turner.

ARTICLE V.

Incorporator

The name and address of the incorporator of the Corporation are:

Name	Address
Karen C. Turner	310 East 96th Street, Ste, 400
Indianapolis, Indiana 46240

ARTICLE VI.

Board of Directors

Section 6.1 Number. The total number directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into 2 or (3) groups, as provided in the Act.

Section 6.2 Initial Board of Directors. The name and address of the initial director of the Corporation are:

Name	Address
James P. Hallett	310 East 96th Street, Ste, 400 Indianapolis, Indiana 46240

William Stackhouse	310 East 96th Street, Ste, 400 Indianapolis, Indiana 46240

Donald Harris	310 East 96th Street, Ste, 400 Indianapolis, Indiana 46240

ARTICLE VII.

Indemnification

Section 7.1 Rights to Indemnification and Advancement of Expenses

(a) The Corporation shall indemnify as a matter of right every person made a party to a proceeding because such person is or was.

(i)	a member of the Board of Directors of the Corporation,

(ii)	an officer of the Corporation, or

(iii)	while a director or officer of the Corporation, serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not,

(each an “Indemnitee”) against all liability incurred by such person in connection with the proceeding; provided that it is determined ire he specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in the Act. The Corporation shall indemnify as a matter of right an Indemnitee who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Indemnitee in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph.

(b) Upon demand by a person for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article and the procedures specified in the Act.

(c) The indemnification provided under this Article shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 7.2 Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 7.3 Definitions. For purposes of this Article:

(a) The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b) The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(c) The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d) The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(e) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

IN WITNESS WHEREOF, the undersigned incorporator designated in Article V executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 13th day of December, 2000.

Printed:	/s/ Karen C. Turner
Karen C. Turner, Incorporator

ARTICLES OF AMENDMENT OF THE	SUE ANNE GILROY
ARTICLES OF INCORPORATION	SECRETARY OF STATE
State Form 38333 (R8 / 12-96)	CORPORATIONS DIVISION
Approved by State Board of Accounts 1995	302 W. WASHINGTON ST RM 5018
INDIANAPOLIS, IN 48204
TELEPHONE: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2 x 11 inch white paper for inserts. Present original and two copies to addresses in upper right corner of this	Indiana Code 23-1-38-1 et seq.
Please TYPE or PRINT.	FILING FEE	$30.00

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF:
Name of Corporation	Date of Incorporation
ADESA Salvage, Inc.	12/18/00

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of (indicate appropriate act)

☒  Indiana Business Corporation Law                    ☐  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s)         I                                          of the Articles

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                                          “ below)

The name of the Corporation is Automotive Recovery Services, Inc.

ARTICLE II
Date of each amendment’s adoptions January 16, 2001

ARTICLE III Manner of Adoption and Vote
Mark applicable section: NOTE – Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.
☐ SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required

☒ SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
Shares entitled to vote:
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B Unanimous written consent executed on January 15, 2001, and signed by all shareholders entitled to vote.

ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Law of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 15th day of January, 2001.
Signature of current	Printed name of officer or chairman of the board
/s/ James P. Hallett	James P. Hallett
Signature’s title
President